UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2009
Penwest Pharmaceuticals Co.
(Exact Name of Registrant as Specified in Charter)

Washington	000-23467	91-1513032
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

39 Old Ridgebury Road, Suite 11
Danbury, Connecticut	06810-5120
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 736-9378
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
In connection with Benjamin L. Palleiko’s resignation from Penwest Pharmaceutical Co. (the “Company”) as the Company’s Senior Vice President, Corporate Development and Chief Financial Officer on January 21, 2009, the Company and Mr. Palleiko entered into a severance and settlement agreement and release (the “Severance Agreement”), dated January 30, 2009, which provides that, subject to Mr. Palleiko’s execution of a release and other promises, as set forth in the Severance Agreement, Mr. Palleiko will receive the following severance benefits:
•	severance pay equal to $11,576.92 per regular Company pay period during the nine months following the effective date of the Severance Agreement (the “Severance Period”);

•	payment of the Company’s portion of health and dental insurance until the conclusion of the Severance Period; and

•	acceleration of vesting with respect to an aggregate of 16,250 shares of common stock under stock options issued to Mr. Palleiko on March 13, 2008 and June 11, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
Date: February 3, 2009	By:	/s/ Jennifer L. Good
Jennifer L. Good
President and Chief Executive Officer